UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2012

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On October 23, 2012, Cardinal Financial Corporation (“Cardinal”) issued a press release reporting its financial results for the period ended September 30, 2012.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2012, the Board appointed William J. Nassetta, MD, MPH as director of the Company, effective immediately.  Dr. Nassetta will stand for election as a director at the 2013 Annual Meeting of Shareholders.  The Company has not determined the committee(s) to which he will be named.

Item 5.03.                                          Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 23, 2012, in connection with the foregoing event, the Board authorized an amendment to the Company’s bylaws (the “Bylaws”), effective immediately.  The amendment revised Section 2.2 of the Bylaws to increase the number of directors from nine (9) to ten (10).

The text of the amendment to the Bylaws is attached as Exhibit 3.1 to this report.

Item 8.01                                             Other Events.

On October 23, 2012, Cardinal’s Board of Directors declared a cash dividend of $0.04 for each share of its common stock outstanding. The dividend is payable on November 20, 2012 to shareholders of record on November 5, 2012. Based on the current number of shares outstanding, the aggregate payment will be approximately $1,171,000.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                           Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
99.1	Press Release dated October 23, 2012.
99.2	Press Release Announcing Appointment of William J. Nassetta to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: October 26, 2012	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
99.1	Press Release dated October 23, 2012.
99.2	Press Release Announcing Appointment of William J. Nassetta to the Board of Directors